EXHIBIT  10.2
=============
                     ASSIGNMENT  OF  OPTION  TO  PURCHASE
                     ------------------------------------

WHEREAS Natalma Industries Inc. ("Natalma") a Nevada Corporation, desires to obtain an interest in mineral claims located in British Columbia; and

WHEREAS John Martin ("Martin") with an option to purchase a 100% interest in the North Mt. Lorne Properties, Per 1-10 mineral claims, Grant No. YC08501-YC08510, Whitehorse Mining District, Yukon Territory, Canada (the "Title").

This  Agreement  concerns  the  North Mt. Lorne Properties as defined in Exhibit
"A".

NOW  THEREFORE  it  is  agreed  between  the  parties  hereto  as  follows:

1. The Title is registered to Costas Takkas pursuant to an Option to Purchase Agreement between Costas Takkas ("Takkas") and John Martin ("Martin"). Takkas granted Martin an option to purchase a 100% ownership interest in the Title, subject to a 2% Net Smelter Royalty ("NSR") payable to Takas (the "Option"), a copy of which is attached hereto as Exhibit "A". Natalma wishes to acquire the Option to the Title under the terms and conditions of this Agreement. Martin wishes to assign its interest in the Option to Natalma.

2. Martin warrants that he has the legal right and authorization to enter into and consummate this Agreement.

3. Natalma warrants that it has the legal right and authorization to enter into and consummate this Agreement.

4. As partial consideration for the rights and responsibilities granted by Martin, Natalma agrees to make the following cash payments and issuance of shares:

     (a)      US$30,000  within  30  days  of  signing  the  Agreement.

      (b)     500,000  shares  of  Natalma  common  stock  to  be  issued  upon
completion  of  Natalma's                              first  offering.

     (c)      US$25,000  September  1  1,  1999

5. Natalma shall complete a minimum $80,000 CDN Phase One work program on or before September 1, 1999.

6. Natalma will have the obligation to pay all government taxes related to the Title as they become due.

7. Natalma shall pay Takkas a 2% NSR, defined in standard industry terms, in all metal production from the property controlled by the Title, directly to Takkas.

8.     At  such  time  as  Natalma  has  made US$55,000 in cash payments, issued
500,000 shares of its common stock to Martin and financed all work as contemplated in this Agreement, the ownership to the Title shall be delivered to Natalma and Natalma shall become the sole owner of the Title, subject only to the NSR and the annual advanced royalty payment.

9. Natalma shall be responsible for all legal costs involved with the interpretation of this Agreement, or the execution of a more formal Agreement, and the transfer of Title.

10. Prior to receiving 100% unencumbered right, title and interest in the Title, Natalma shall have the right to deal with its potential right, title and interest in the Title as long as all obligations to Martin and Takkas remain uninterrupted.

11. This Agreement shall be governed by the laws of British Columbia, Canada. Any disagreements between the parties, which cannot be settled amicably, shall be governed by a court of competent jurisdiction in British Columbia.

12. The parties hereto agree that, should it be deemed appropriate, they will execute a more formal agreement covering the terms of this Agreement.

13.     Time  shall  be  of  the  essence  in  this  Agreement.

14. This Agreement supersedes all other agreements and arrangements among the parties, whether written or verbal.

15. This Agreement may only be amended in writing and signed by both parties hereto.

Should the terms of this agreement meet your approval, kindly acknowledge with your signature below.

NATALMA  INDUSTRIES  INC.
/s/  Derick  Sinclair,  President               /s/  John  Martin
     Dated:  December  11,  1998                     Dated: December  11,  1998

                                SCHEDULE  "A"

Claim Name. . .  Grant #         Units    Expiry Date
---------------  ---------      -------  -------------
Per 1 . . . . .  YC08501          1       12/12/1999
Per 2 . . . . .  YC08502          1       12/12/1999
Per 3 . . . . .  YC08503          1       12/12/1999
Per 4 . . . . .  YC08504          1       12/12/1999
Per 5 . . . . .  YC08505          1       12/12/1999
Per 6 . . . . .  YC08506          1       12/12/1999
Per 7 . . . . .  YC08507          1       12/12/1999
Per 8 . . . . .  YC08508          1       12/12/1999
Per 9 . . . . .  YC08509          1       12/12/1999
Per 10. . . . .  YC085010         1       12/12/1999

The  claims  are  located  in  the  Whitehorse Mining District, Yukon Territory,
Canada.